EXHIBIT 4.1

AGREEMENT AND AMENDMENT TO 15% SECURED CONVERTIBLE PROMISSORY NOTES DATED
JANUARY 13, 2006 AND DATED JANUARY 22, 2007

This Agreement and Amendment is executed and delivered on this 27th day of July 2007 by and among Matritech, Inc. (the “Borrower”), the undersigned holders of a majority of the outstanding principal amount of those certain 15% Secured Convertible Promissory Notes issued by the Borrower on January 13, 2006 (the “Series A Notes”) pursuant to the Securities Purchase Agreement, dated as of January 13, 2006, by and among the Borrower and the purchasers party thereto (the “Series A Purchase Agreement”) and the undersigned holders of a majority of the outstanding principal amount of those certain 15% Secured Convertible Promissory Notes issued by the Borrower on January 22, 2007 (the “Series B Notes”) pursuant to the Securities Purchase Agreement, dated as of January 22, 2007, by and among the Borrower and the purchasers party thereto (the “Series B Purchase Agreement”).  The undersigned holders of a majority of the outstanding principal amount of the Series A Notes shall be referred to as the “Series A Majority Holders.”  The undersigned holders of a majority of the outstanding principal amount of the Series B Notes shall be referred to as the “Series B Majority Holders.”  All capitalized terms used in this Agreement and Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Series A Purchase Agreement and the Series B Purchase Agreement, respectively.

WHEREAS, the parties have determined that it is in the best interests of the Borrower and all the holders of the Series A Notes and all the holders of the Series B Notes that the following agreements and amendments be made.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           The provisions of Article VIII.C(iii) of the Series A Notes and the Series B Notes are hereby deleted in their entirety and replaced with the following:

“(iii)       redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any securities of the Borrower, except (a) the Borrower may redeem all outstanding warrants of the Borrower originally issued by the Borrower on March 31, 2003 on such terms as its Board of Directors may establish, (b) pursuant to any equity compensation plan approved by the Borrower’s Board of Directors or (c) as expressly required by the terms of the Series A Notes or the Series B Notes;”

5.           Except as expressly set forth herein, (a) the original terms and conditions of the Series A Notes, as previously amended on January 22, 2007, shall remain in full force and effect; (b) this Agreement and Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Series A Notes or to be a waiver of any Event of Default whether arising before or after the date hereof as a result of the transactions contemplated hereby; and (c) this Agreement and Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the holders of the Series A Notes whether under the Series A

Notes or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Series A Notes.

6.   Except as expressly set forth herein, (a) the original terms and conditions of the Series B Notes shall remain in full force and effect; (b) this Agreement and Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provision of the Series B Notes or to be a waiver of any Event of Default whether arising before or after the date hereof as a result of the transactions contemplated hereby; and (c) this Agreement and Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the holders of the Series B Notes whether under the Series B Notes or otherwise, and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Series B Notes.

7.           This Agreement and Amendment (a) constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby; (b) shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws; and (c) shall be binding upon and inure to the benefit of the successors and assigns of the Borrower and all the holders of the Series A Notes and all the holders of the the Series B Notes.

7.   This Agreement and Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.

8.   All references to the “Notes” in the Series A Purchase Agreement or any documents or instruments executed by Borrower in connection therewith shall be deemed to refer to the Series A Notes as the same have been amended through the date hereof.  All references to the “Notes” in the Series B Purchase Agreement or any documents or instruments executed by Borrower in connection therewith shall be deemed to refer to the Series B Notes as the same have been amended through the date hereof.

9.   Each holder of the Series A Notes is directed to attach this Agreement and Amendment to its Series A Note, provided that the failure to so attach this Agreement and Amendment to any Series A Note shall not affect in any way the enforceability hereof or of any Series A Note.  Each holder of the Series B Notes is directed to attach this Agreement and Amendment to its Series B Note, provided that the failure to so attach this Agreement and Amendment to any Series B Note shall not affect in any way the enforceability hereof or of any Series B Note.

10.         Any provision of this Agreement and Amendment that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

11.         The Borrower hereby represents and warrants to the Series A Majority Holders and the Series B Majority Holders as follows:

(a)           Borrower has the corporate power and authority to execute, deliver, and perform this Agreement and Amendment and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

(b)           The Series A Notes and the Series B Notes, as amended hereby, constitute the legal, valid and binding agreements of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(c)           The Borrower has, and will have after giving effect to this Agreement and Amendment, no claims, defenses or set-offs to its obligations under the Series A Notes and Series B Notes.

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IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders and the Series B Majority Holders have caused this Agreement and Amendment to be executed as of the day first above written.

Borrower:

Matritech, Inc.

By: _____________________________
Name:   Stephen D. Chubb
Title:     Chief Executive Officer

[Signature Page to Agreement and Amendment]

IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders and Series B Majority Holders have caused this Agreement and Amendment to be executed as of the day first above written.

Holders:

SDS Capital Group SPC, Ltd., on behalf of its Class D segregated portfolio

By: ______________________________
Name:   Steve Derby
Title:     Director
Series A Notes Held: $1,323,333 principal
Series B Notes Held: $1,140,000 principal

ProMed Partners, L.P.

By: ______________________________
Name:   David B. Musket
Title:     Managing Director
Series A Notes Held: $131,476 principal
Series B Notes Held: $320,399 principal

ProMed Partners II, L.P.

By: ______________________________
Name:   David B. Musket
Title:     Managing Director
Series B Notes Held: $16,816 principal

ProMed Offshore Fund, Ltd.

By: ______________________________
Name:   David B. Musket
Title:     Managing Director
Series A Notes Held: $22,539 principal
Series B Notes Held: $48,072 principal

[Signature Page to Agreement and Amendment]

IN WITNESS WHEREOF, the undersigned Borrower and the Series A Majority Holders and Series B Majority Holders have caused this Agreement and Amendment to be executed as of the day first above written.

ProMed Offshore Fund II, Ltd.

By: ______________________________
Name:    David B. Musket
Title:      Managing Director
Series A Notes Held: $835,569 principal
Series B Notes Held: $414,713 principal

David B. Musket, Individually

_________________________________
Series A Notes Held: $106,875 principal
Series B Notes Held: $250,000 principal

H&Q Life Science Investors

By: ______________________________
Name:    Dan Omstead
Title:      President
Series A Notes Held: $1,583,333 principal
Series B Notes Held: $1,000,000 principal

The term H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, and neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.

[Signature Page to Agreement and Amendment]